Exhibit 99.1

Cutera Announces Fourth Quarter and Full-Year 2023 Financial Results along with 2024 Outlook

BRISBANE, California, March 21, 2024 ─ Cutera, Inc. (Nasdaq: CUTR) (“Cutera” or the “Company”), a leading provider of aesthetic and dermatology solutions, today reported financial results for the fourth quarter and full-year ended December 31, 2023.

•Consolidated revenue for the fourth quarter of 2023 of $49.5 million
•Full-year 2023 revenue of $212.4 million, ahead of guidance of approximately $205 million
•Cash and marketable securities of $143.6 million as of December 31, 2023, ahead of guidance of approximately $135 million
•Completion of corporate restructuring program, allowing for both an improved cost structure and better organizational alignment
•Successful execution of the North American limited commercial release of the enhanced AviClear product and business model offering during the fourth quarter of 2023

“Thanks to the hard work of the team, Cutera finished a challenging year with fourth quarter financial performance ahead of our guidance range, and we have also completed the key elements of our corporate restructuring, including a reduction in force, bringing critical manufacturing operations in-house, and a transition of our Skincare business,” commented Taylor Harris, Chief Executive Officer of Cutera, Inc. “We are now squarely focused on our most important priorities, which are operational excellence and building a successful AviClear franchise across the globe.”

Fourth Quarter 2023 Financial Highlights

Consolidated revenue for the fourth quarter of 2023 was $49.5 million, a decrease of 26% compared to the fourth quarter of 2022. Revenue related to capital equipment systems declined 32%, while recurring sources of revenue declined 16%. AviClear revenue for the fourth quarter of 2023 was $3.9 million.

Gross profit was $6.2 million, or 12.6% of revenue, for the fourth quarter of 2023, compared to a gross profit of $38.7 million, or 57.5% of revenue, for the fourth quarter of 2022. On a non-GAAP basis, gross profit was $9.9 million, or 20.0% of revenue, for the fourth quarter of 2023, compared to $40.0 million, or 59.4% of revenue, for the fourth quarter of 2022. Gross profit in the fourth quarter, on both a GAAP and a non-GAAP basis, was negatively affected by approximately $8.4 million, or 16.9% of revenue, of non-cash expense related to excess and obsolete inventory.

Operating expenses were $50.6 million for the fourth quarter of 2023, compared to $44.3 million in the prior year period. On a non-GAAP basis, operating expenses were $36.0 million for the fourth quarter of 2023, compared to $39.7 million for the prior year period.

Non-GAAP operating income was a loss of $26.1 million for the fourth quarter of 2023, compared to a gain of $0.2 million in the fourth quarter of 2022.

Cash and marketable securities were $143.6 million as of December 31, 2023, compared to $317.3 million as of December 31, 2022, and $179.5 million as of September 30, 2023.

Full-Year 2023 Financial Highlights

Consolidated revenue for the full-year 2023 was $212.4 million, a decrease of 16% compared to the full-year 2022. Revenue related to capital equipment systems declined 21%, while recurring sources of revenue declined 7%. Revenue excluding Skincare was $178.4 million and decreased 15% versus the prior year period.

Gross profit was $60.4 million or 28.4% of revenue, for the full-year 2023, compared to a gross profit of $139.8 million, or 55.4% of revenue, for the full-year 2022. On a non-GAAP basis, gross profit was $71.4 million, or 33.6% of revenue, for the full-year 2023, compared to $142.8 million, or 56.6% of revenue, for the full-year 2022.

Operating expenses were $203.4 million for the full-year 2023, compared to $178.0 million in the prior year period. On a non-GAAP basis, operating expenses were $157.1 million for the full-year 2023, compared to $150.0 million for the prior year period.

Non-GAAP operating income was a loss of $85.7 million for the full-year 2023, compared to a loss of $7.2 million in the full-year 2022.

2024 Outlook

The Company expects 2024 annual revenue in the range of $160 million to $170 million, including $4 million of Skincare revenue recorded through the February transition date, and ending 2024 with cash and marketable securities of approximately $55 million to $60 million.

Conference Call

The Company’s management will host a conference call to discuss these results and related matters today at 1:30 p.m. PT (4:30 p.m. ET). Participating in the call will be Taylor Harris, Chief Executive Officer, Stuart Drummond, Interim Chief Financial Officer, and Greg Barker, Vice President of FP&A and Investor Relations.

Participants can register for the conference call at the following registration link. Upon registering, a calendar booking will be provided by email including the dial-in details and a unique PIN to access the call. Using this process will by-pass the operator and avoid the call queue. Registration will remain open until the end of the live conference call.

If participants prefer to dial in and speak with an operator, dial Canada/USA Toll Free: 1-800-319-4610 or +1-631-891-4304. It’s recommended that you call in 10 minutes prior to the scheduled start time if you are using one of these operator-assisted phone numbers.

The call will also be webcast and can be accessed from the Investor Relations section of Cutera’s website at http://www.cutera.com/. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that harness the power of science and nature to enable medical practitioners to offer safe and effective treatments to their patients. For more information, call +1-415-657-5500 or 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for gross margin, gross margin rate, and operating income. Non-GAAP adjustments include depreciation and amortization including contract acquisition costs, stock-based compensation, enterprise resource planning (“ERP”) implementation costs, certain legal and litigation costs, executive and other non-recurring severance costs, retention plan costs, expenses related to manufacturing agreement termination, and Board of Director legal and advisory fees. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure.

The Company defines non-GAAP financial measure, also commonly known as adjusted EBITDA, as operating income before depreciation and amortization, stock-based compensation, ERP implementation costs, costs related to certain litigation, executive and non-recurring severance costs, retention plan costs, expenses related to manufacturing agreement termination, and legal and advisory fees related to litigation and shareholder activism.

Company management uses non-GAAP measures as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per share exclude the following:

Depreciation and amortization, including contract acquisition costs. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating its non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to the Company's employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expenses related to grants of options, employee stock purchase plans, and performance and restricted stock. Depending upon the size, timing, and terms of the grants, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons to its peer companies;

ERP implementation costs. The Company has excluded ERP system costs related to direct and incremental costs incurred in connection with its multi-phase implementation of a new ERP solution and the related technology infrastructure costs. The Company excludes these costs because it believes that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of the Company’s operating performance;

Certain legal and litigation costs. The Company has excluded costs incurred related to its litigation against Lutronic Aesthetics, which is not part of the Company’s ordinary course of business. The Company’s complaint against Lutronic alleges misappropriation of trade secrets, violation of the Racketeer Influenced and Corrupt Organizations Act (RICO), interference with contractual relations and other claims. The Company excludes these costs because this litigation is a result of a discrete event that was not part of the Company’s business strategy, but has a significant effect on the results of operations. Its costs are incidental to and do not reflect the efficiencies and effectiveness of the Company’s core operations;

Executive and other non-recurring severance costs. The Company has excluded costs associated with restructuring activities and the separation of its officers and other executives in calculating its non-GAAP operating expenses and non-GAAP Operating Income. The Company has excluded restructuring costs because a restructuring represents a discrete event that signifies a change in the Company’s strategy, but its costs are not indicative of the ongoing financial performance of the business. The Company excludes executive separation costs because executive separations are unpredictable and not part of the Company’s business strategy but could have a significant impact on the results of operation;

Retention plan costs. The Company has excluded the expense related to a retention plan implemented in April 2023. Approximately $11 million was made available to sales personnel and key employees and will be paid in quarterly installments through October 2024. The Company has excluded expense related to this retention plan as such costs are not considered part of ongoing operations;

Expenses related to manufacturing agreement termination. The Company has excluded expenses related to a manufacturing agreement termination incurred as part of a settlement agreement related to the non-renewal of a manufacturing service agreement with Jabil Inc., a third-party manufacturing provider that manufactured excel V+ and AviClear devices for the Company. The Company excluded these costs because it believes that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of the Company’s operating performance; and

Board of Director legal and advisory fees. The Company has excluded costs associated with the litigation and shareholder activism related to its 2023 annual meeting of shareholders. The Company excluded these costs as the costs do not relate to ongoing operations.

The Company believes that excluding all of the items above allows users of its financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include but are not limited to, Cutera’s plans, objectives, strategies, financial performance, guidance and outlook, product launches and performance, trends, prospects, or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All statements made in this release are made only as of the date set forth at the beginning of this release. We undertake no obligation to update the information made in this release in the event facts or circumstances subsequently change after the date of this release. Our audited consolidated financial statements for the year ended December 31, 2023 are not yet available. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file our Form 10-K.

Cutera, Inc.
Greg Barker
VP, Corporate FP&A and Investor Relations
415-657-5500
IR@cutera.com

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$143,612	$145,924
Marketable investments	—	171,390
Accounts receivable, net	43,371	45,562
Inventories, net	61,725	63,628
Other current assets and prepaid expenses	19,627	24,036
Restricted cash	—	700
Total current assets	268,335	451,240

Long-term inventories, net	26,011	—
Property and equipment, net	37,275	40,368
Deferred tax assets	579	590
Goodwill	1,339	1,339
Operating lease right-of-use assets	10,055	12,831
Other long-term assets	11,575	14,620
Total assets	$355,169	$520,988

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$19,829	$33,736
Accrued liabilities	51,930	57,452
Operating leases liabilities	2,441	2,810
Deferred revenue	10,422	11,841
Total current liabilities	84,622	105,839

Deferred revenue, net of current portion	1,494	1,657
Operating lease liabilities, net of current portion	8,887	11,352
Convertible notes, net of unamortized debt issuance costs	418,695	416,459
Other long-term liabilities	1,298	862
Total liabilities	514,996	536,169

Stockholders’ deficit:
Common stock	20	20
Additional paid-in capital	131,496	125,406
Accumulated other comprehensive loss	—	(94)
Accumulated deficit	(291,343)	(140,513)
Total stockholders' deficit	(159,827)	(15,181)
Total liabilities and stockholders' deficit	$355,169	$520,988

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Products	$43,528	$61,601	$189,813	$228,796
Service	6,012	5,752	22,556	23,603
Total net revenue	49,540	67,353	212,369	252,399

Products	40,684	26,188	139,380	100,254
Service	2,615	2,416	12,576	12,316
Total cost of revenue	43,299	28,604	151,956	112,570
Gross profit	6,241	38,749	60,413	139,829
Gross margin %	12.6%	57.5%	45.6%	55.4%

Operating expenses:
Sales and marketing	24,412	28,514	113,003	106,947
Research and development	4,564	5,408	21,408	25,155
General and administrative	21,581	10,363	69,029	45,917
Total operating expenses	50,557	44,285	203,440	178,019
Loss from operations	(44,316)	(5,536)	(143,027)	(38,190)
Interest and other income (expense), net:
Amortization of debt issuance costs	(566)	(438)	(2,236)	(1,355)
Interest on convertible notes	(2,944)	(1,992)	(11,780)	(5,658)
Loss on extinguishment of convertible notes	—	—	—	(34,423)
Interest income, net	1,761	1,535	8,707	2,914
Other income (expense), net	1,604	(593)	(960)	(3,990)
Total interest and other income (expense), net	(145)	(1,488)	(6,269)	(42,512)
Loss before income taxes	(44,461)	(7,024)	(149,296)	(80,702)
Income tax expense	769	764	1,534	1,638
Net loss	$(45,230)	$(7,788)	$(150,830)	$(82,340)

Net loss per share:
Basic	$(2.27)	$(0.40)	$(7.59)	$(4.39)
Diluted	$(2.27)	$(0.40)	$(7.59)	$(4.39)

Weighted-average number of shares used in per share calculations:
Basic	19,958	19,642	19,885	18,747
Diluted	19,958	19,642	19,885	18,747

 CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net loss	$(45,230)	$(7,788)	$(150,830)	$(82,340)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,512	1,379	8,064	14,400
Depreciation and amortization	3,350	1,018	8,575	2,621
Amortization of contract acquisition costs	1,762	1,385	8,847	3,200
Amortization of debt issuance costs	566	438	2,236	1,355
Deferred tax assets	(51)	36	11	188
Provision for credit losses	1,893	1,110	7,381	1,787
Loss on sale of property and equipment	—	82	—	168
Loss on extinguishment of convertible notes	—	—	—	34,423
Accretion of discount on investment securities and investment income, net	—	—	1,048	—
Changes in assets and liabilities:
Accounts receivable	4,565	(10,796)	(5,190)	(15,900)
Inventories, net	5,171	(7,690)	6,952	(36,305)
Other current assets and prepaid expenses	10	(364)	4,362	(9,491)
Other long-term assets	(601)	(4,447)	(6,243)	(8,091)
Accounts payable	(10,131)	537	(14,866)	20,979
Accrued liabilities	4,617	6,966	(6,346)	3,282
Operating leases, net	(14)	10	(58)	56
Deferred revenue	(1,192)	1,097	(1,582)	2,673
Net cash used in operating activities	(33,773)	(17,027)	(137,639)	(66,995)

Cash flows from investing activities:
Acquisition of property and equipment	(2,599)	(8,591)	(33,241)	(22,698)
Proceeds from maturities of marketable investments	—	111,000	193,903	62,027
Purchase of marketable investments	—	(77,202)	(23,467)	(233,511)
Net cash provided by (used in) investing activities	(2,599)	25,207	137,195	(194,182)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	—	1,036	1,323	2,723
Purchase of capped call	—	—	—	(31,671)
Payment of issuance costs of capped call	—	(25,009)	—	(11,202)
Proceeds from issuance of convertible notes	—	120,000	—	360,000
Payment of issuance costs of convertible notes	—	(3,600)	—	(25,362)
Extinguishment of convertible notes	—	—	—	(45,777)
Taxes paid related to net share settlement of equity awards	(24)	(436)	(3,297)	(5,256)
Payments on finance lease obligations	(208)	(127)	(594)	(518)
Net cash provided by (used in) financing activities	(232)	91,864	(2,568)	242,937

Net increase (decrease) in cash, cash equivalents and restricted cash	(36,604)	100,044	(3,012)	(18,240)
Cash, cash equivalents, and restricted cash at beginning of period	180,216	46,580	146,624	164,864
Cash, cash equivalents, and restricted cash at end of period	$143,612	$146,624	$143,612	$146,624

 CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change	Twelve Months Ended		% Change
	December 31, 2023	December 31, 2022	2023 Vs 2022	December 31, 2023	December 31, 2022	2023 Vs 2022
Revenue By Geography:
North America	$22,292	$34,076	-34.6%	$106,786	$128,426	-16.9%
Japan	14,887	16,980	-12.3%	52,134	64,920	-19.7%
Rest of World	12,361	16,297	-24.2%	53,449	59,053	-9.5%
Total Net Revenue	$49,540	$67,353	-26.4%	$212,369	$252,399	-15.9%
International as a percentage of total revenue	55.0%	49.4%		49.7%	49.1%

Revenue By Product Category:
Systems
–North America	$15,456	$25,684	-39.8%	$75,206	$99,267	-24.2%
–Rest of World (including Japan)	13,668	17,438	-21.6%	55,322	65,292	-15.3%
Total Systems	29,124	43,122	-32.5%	130,528	164,559	-20.7%
Consumables	5,116	6,702	-23.7%	25,302	21,737	+16.4%
Skincare	9,288	11,777	-21.1%	33,983	42,500	-20.0%
Total Products	43,528	61,601	-29.3%	189,813	228,796	-17.0%
Service	6,012	5,752	+4.5%	22,556	23,603	-4.4%
Total Net Revenue	$49,540	$67,353	-26.4%	$212,369	$252,399	-15.9%

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$45	$235	$751	$1,665
Sales and marketing	363	1,143	3,388	4,998
Research and development	152	(108)	1,082	2,405
General and administrative	952	109	2,843	5,332
	$1,512	$1,379	$8,064	$14,400

CUTERA, INC.
RECONCILIATION OF GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
TO NON-GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
(in thousands)
(unaudited)

	Three Months Ended December 31, 2023
	Gross Profit	Gross Margin	Operating Income

Reported	$6,241	12.6%	$(44,316)
Adjustments:
Depreciation and amortization including contract acquisition costs	3,237	6.5%	5,112
Stock-based compensation	45	0.1%	1,512
ERP implementation costs	—	—	780
Legal	—	—	864
Severance	337	0.7%	1,132
Retention plan costs	34	0.1%	1,029
Expenses related to manufacturing agreement termination	—	—	5,724
Board of Director legal and advisory fees	—	—	1,827
Other adjustments	—	—	227
Total adjustments	3,653	7.4%	18,207
Adjusted	$9,894	20.0%	$(26,109)

CUTERA, INC.
RECONCILIATION OF GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
TO NON-GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
(in thousands)
(unaudited)

	Three Months Ended December 31, 2022
	Gross Profit	Gross Margin	Operating Income

Reported	$38,749	57.5%	$(5,536)
Adjustments:
Depreciation and amortization including contract acquisition costs	997	1.5%	2,479
Stock-based compensation	235	0.3%	1,379
ERP implementation costs	—	—	1,498
Legal	—	—	222
Severance	—	—	200
Total adjustments	1,232	1.8%	5,778
Adjusted	$39,981	59.4%	$242

CUTERA, INC.
RECONCILIATION OF GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
TO NON-GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
(in thousands)
(unaudited)

	Twelve Months Ended December 31, 2023
	Gross Profit	Gross Margin	Operating Income

Reported	$60,413	28.4%	$(143,027)
Adjustments:
Depreciation and amortization including contract acquisition costs	9,205	4.3%	17,422
Stock-based compensation	751	0.4%	8,064
ERP implementation costs	—	—	3,525
Legal	—	—	2,472
Severance	607	0.3%	2,023
Retention plan costs	129	0.1%	5,367
Expenses related to manufacturing agreement termination	—	—	5,724
Board of Director legal and advisory fees	—	—	11,566
Other adjustments	307	0.1%	1,213
Total adjustments	10,999	5.2%	57,376
Adjusted	$71,412	33.6%	$(85,651)

CUTERA, INC.
RECONCILIATION OF GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
TO NON-GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
(in thousands)
(unaudited)

	Twelve Months Ended December 31, 2022
	Gross Profit	Gross Margin	Operating Income

Reported	$139,829	55.4%	$(38,190)
Adjustments:
Depreciation and amortization including contract acquisition costs	1,593	0.6%	5,821
Stock-based compensation	1,665	0.7%	14,400
ERP implementation costs	—	—	9,210
Legal	—	—	1,284
Severance	26	—	615
Other adjustments	(290)	(0.1)%	(290)
Total adjustments	2,994	1.2%	31,040
Adjusted	$142,823	56.6%	$(7,150)